Exhibit 99.1

22nd Century Group Enters Cannabis Space

Company Acquires Exclusive U.S. License to Cannabinoid

Biosynthesis Genes and Takes 25% Stake in Biotechnology Company

CLARENCE, N.Y. - 22nd Century Group, Inc. (NYSE MKT: XXII) announced today that the Company’s wholly-owned subsidiary, Botanical Genetics, LLC, has entered into a worldwide license agreement with Anandia Laboratories Inc. (Anandia), a plant biotechnology company based in Vancouver, granting 22nd Century Group exclusive rights in the U.S. to four genes required for cannabinoid production in the cannabis plant.

The proprietary technology licensed from Anandia allows the modification of cannabinoid levels in cannabis providing 22nd Century Group an exclusive competitive advantage in the burgeoning area of cannabis biotechnology. In brief, the proprietary technology allows for the (i) increase in the production and content of all or certain subsets of cannabinoids in the cannabis plant, (ii) elimination of cannabinoids in hemp varieties, and (iii) modification of the cannabinoid profile (percentage content of each cannabinoid to the total content of all cannabinoids) for the production of unique cannabis plant varieties for the medical marijuana industry.

The license also grants 22nd Century Group co-exclusive rights with Anandia to this proprietary technology in all countries outside of the U.S. and Canada. Anandia retains exclusive rights in Canada. The technology includes 23 patent applications filed between August 2010 and June 2014, one of which recently received a Notice of Allowance by the U.S. Patent and Trademark Office.

Jonathan Page, PhD, co-founder, president and chief scientific officer of Anandia is an inventor on all of the patents licensed to 22nd Century Group. Dr. Page, one of the lead investigators in the first cannabis genome project, assisted in the sequencing of some 30,000 genes that make up the genome of Cannabis sativa.

Cannabinoids are a class of diverse naturally-occurring compounds that act on the cannabinoid receptors on human cells. The most notable cannabinoid is the phytocannabinoid ∆9-tetrahydrocannabinol (THC), the primary psychoactive compound of cannabis. There are dozens of other cannabinoids in the cannabis plant, including cannabidiol (CBD), cannabigerol (CBG), cannabichromene (CBC), cannabinol (CBN) and tetrahydrocannabivarin (THCV), all of which may have medical applications independently or in combination with other cannabinoids.

Joseph Pandolfino, Founder and CEO of 22nd Century Group, stated, “The main reason 22nd Century was attracted to Anandia’ s proprietary technology is that it gives us a level of exclusivity in the cannabinoid biosynthetic pathway in cannabis similar to what we have achieved in the nicotinic biosynthetic pathway in tobacco – exclusive freedom to operate in the entire pathway.” Dr. Page explained, “22nd Century’s track record in developing complex patent portfolios in the plant biotechnology area is impressive. For an early stage company such as Anandia, 22nd Century Group is an ideal licensing partner.”

Hemp, a type of cannabis, has been refined into products such as hemp seed for food, hemp oil, wax, resin, rope, cloth, pulp, paper, plastics and biofuels – most of these for centuries. The fact that commercial hemp varieties, which are the same species as marijuana (Cannabis sativa), contain very low levels of THC, has greatly limited the production of hemp during the modern era in in the western world, including the U.S. Over centuries, recreational marijuana was bred for elevated THC levels, but hemp was bred for yield and other characteristics. Hemp was one of man’s first agricultural crops, and remained one of the planet's largest crops and most important industrial crops until late in the nineteenth century when many paper and fiber products were produced from hemp. Up until that time, the very low THC levels in hemp were not considered a problem by governments, unlike today. For example, Canada and the European Union only permit cultivation of hemp varieties that contain less than 0.3% THC, which greatly increases the risk to farmers of growing hemp.

Hemp based products have various advantages over their counterparts such as strength and durability which are important for recycling. Hemp has the longest fiber out of any of the natural fibers. According to Hemp.com, various car makers are beginning to use hemp bi-products in their cars, including Audi, BMW, Ford, GM, Chrysler, Honda, Mercedes, Porsche and Volkswagen. Michael R. Moynihan, PhD, Vice President of Research and Development of 22nd Century, explains, “The elimination of cannabinoids in hemp is expected to revitalize the hemp industry worldwide.”

In addition to the license agreement, as part of the transaction, 22nd Century Group acquired a 25% stake in Anandia. 22nd Century Group invested approximately $1,500,000 in cash and restricted stock in this transaction. This investment in Anandia reflects 22nd Century’s strategic interest in cannabis, which will be further expanded through collaborative R&D funding of Anandia’s Vancouver-based facilities.

As reported earlier today by the Company, Crede CG III, Ltd invested $10 million in a 22nd Century Group private placement.

For additional information, please visit: www.xxiicentury.com

About 22nd Century Group, Inc.

22nd Century is a plant biotechnology company whose proprietary technology through genetic engineering and plant breeding allows (i) the level of nicotine (and other nicotinic alkaloids) in the tobacco plant to be decreased or increased and (ii) the levels of cannabinoids to be decreased or increased in addition to the cannabinoid profile being tailored. 22nd Century owns or is the exclusive licensee of 129 issued patents in 78 countries plus an additional 51 pending patent applications, and 22nd Century has co-exclusive rights to another 16 patent applications. Goodrich Tobacco is focused on commercial tobacco products and potential less harmful cigarettes. Botanical Genetics is focused on natural, safe and effective cannabis-based products for human health, well-being and nutrition, in addition to industrial products refined from cannabis. Hercules Pharmaceuticals is focused on X-22, a prescription smoking cessation aid in development.

About Anandia Laboratories Inc.

Anandia Laboratories Inc. is a plant biotechnology company focused on developing the next generation of cannabis-based products through a combination of genomics, plant breeding and pharmaceutical science. Anandia aims to build a strong scientific foundation for the therapeutic use of cannabis while staying true to its status as a natural medicine. Anandia will develop and apply new analytical technologies to support the cannabis industry in Canada; create designer cannabis strains; and develop non-smoked cannabis formulations. Anandia aims to be a global leader in creating transformational health and consumer products derived from cannabis.

Cautionary Note Regarding Forward-Looking Statements: This press release contains forward-looking information, including all statements that are not statements of historical fact regarding the intent, belief or current expectations of 22nd Century Group, Inc., its directors or its officers with respect to the contents of this press release. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances, or to reflect the occurrence of unanticipated events. You should carefully review and consider the various disclosures made by us in our annual report on Form 10-K for the fiscal year ended December 31, 2013, filed on January 30, 2014, including the section entitled “Risk Factors,” and our other reports filed with the U.S. Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

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Tom Redington

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